Exhibit 99.1
MRC
McJunkin
Red Man
Corporation
Investor Contact:
Cinda Bowling
Vice President — Investor Relations
Cinda.Bowling@mrcpvf.com
P: 304-348-5877
Announcement
McJunkin Red Man Holding Corporation Announces Investor Conference Call to Review
Second Quarter 2011 Financial Results
Houston, TX — August 5, 2011: McJunkin Red Man Holding Corporation (MRC), the largest global distributor of pipe, valves and fittings and related products and services to the energy and industrial sectors, will release its second quarter 2011 financial results on August 12, 2011. MRC will conduct an investor conference call to review this information on Monday, August 15, 2011 at 10:00 a.m. ET (9:00 a.m. CT). The call can be accessed through the following dial-in numbers: Domestic: 1-800-862-9098; International: 1-785-424-1051; Conference ID 7MRC. A replay of the conference call will be available through August 22, 2011. The replay may be accessed using the following dial-in information: Domestic: 1-877-870-5176; International: 1-858-384-5517; PIN 11825.
About McJunkin Red Man
Headquartered in Houston, Texas with corporate offices in Charleston, West Virginia and Tulsa, Oklahoma and operations centers in Calgary, Alberta, Canada and Bradford, United Kingdom, MRC is the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors, and supplies these products and services across each of the upstream, midstream and downstream markets.
McJunkin Red Man — Global Supplier of Choice®
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not guarantees of future performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s registration statement on Form S-4, which is available at the SEC’s website at www.sec.gov.
Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.